SPICER, JEFFRIES & CO.
                        4155 E. Jewell Avenue, Suite 307
                                Denver, CO 80222


                                                         Tel: (303) 753-1959
                                                         Fax:  (303) 753-0338

March 14, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

                  Re:      Mizar Energy Company ("Mizar")
                           -----------------------------

Dear Sirs:

         We have read Item 4 of Mizar's Form 8-K dated March 14, 2000 and are in agreement with the statements contained in paragraph 4(a) therein.

Yours very truly,

/s/ Spicer, Jeffries & Co.